Exhibit 10.2

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is effective as of March 16, 2026, (the “Effective Date”) by and between Xponential Fitness LLC, a Delaware limited liability company with its corporate office located at 17877 Von Karman Ave., Ste. 100, Irvine, CA 92614 (the “Company”), and Robert K. Julian (“Consultant”) (each, a “party” and, collectively, the “parties”).

RECITALS:

WHEREAS, Consultant and the Company desire to embody in this Agreement the terms and conditions of Consultant’s engagement by the Company, which terms and conditions shall supersede all prior oral and written agreements, arrangements and understandings between the Company and its representatives and Consultant relating to Consultant’s services.

NOW, THEREFORE, in consideration of the foregoing premises and acknowledgments, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

SECTION 1. ENGAGEMENT: The Company hereby agrees to engage Consultant, and Consultant hereby accepts such engagement and agrees to serve the Company in the capacity of a consultant for the Term (as hereinafter defined) and subject to and upon the terms and conditions as herein contained.

SECTION 2. TERM: The consulting services to be provided by Consultant to the Company pursuant to the terms of this Agreement shall commence on the Effective Date and shall continue until terminated earlier in accordance with Section 6 hereof.

SECTION 3. CONSULTING SERVICES: During the Term, Consultant agrees to perform consulting services for the Company in accordance with the terms, conditions and covenants set forth in this Agreement. The Consultant agrees to provide and perform the services described in Schedule A attached to and made a part of this Agreement, and such other services as reasonably requested from time to time by the Company (the “Consulting Services”). Consistent with Consultant’s independent contractor status, Consultant will retain ultimate control over the provision of the Consulting Services hereunder.

SECTION 4. CONSULTING FEES: During the Term, the Company shall pay Consultant, and Consultant hereby agrees to accept as payment for all Consulting Services rendered hereunder, the fees and payments set forth on Schedule B attached to and made a part of this Agreement (the “Consulting Fee”).

SECTION 5. INDEPENDENT CONTRACTOR STATUS:

(a)
Consultant will perform its obligations and duties under this Agreement solely as an independent contractor performing work for the Company, and not as an agent or employee of, or joint venturer with, the Company. Consultant shall not acquire any benefits,privileges or rights under any benefit plan maintained by or on behalf of the Company or their respective subsidiaries or affiliates for the benefit of their employees, including, without limitation, (i) any defined benefit or defined contribution plans or (ii) any plans providing medical, dental, disability or life insurance protection.
(b)
The Company shall issue the Consultant a Form 1099 for all payments made hereunder. Consultant shall be solely responsible for the payment of any federal, state and local taxes applicable to the Consulting Fee and expenses paid or payable by the Company in connection with Consultant’s engagement. The Consultant agrees that it shall defend, indemnify, and hold the Company, its subsidiaries, affiliates, and agents, harmless from and against any judgments, fines, costs, or fees associated with such payments hereunder.

SECTION 6. TERMINATION OF CONSULTANCY:

(a)
Each of the Company and Consultant shall have the right to terminate Consultant’s engagement hereunder prior to the expiration of the Term upon at least thirty (30) days’ prior written notice to Consultant or the Company, as applicable, with any such termination being effective, except as otherwise expressly set forth in Section 6(b), on the date specified in such written notice.
(b)
In the event of a material default under this Agreement by either party, the non-breaching party may terminate this Agreement if such default is not cured within ten (10) days following delivery of written notice specifying and detailing the default complained of and demanding its cure. Notwithstanding the foregoing, in the event of a violation by the Consultant of Section 7, the Company may terminate this Agreement immediately upon written notice to the Consultant.

(c)
Upon termination of this Agreement under Section 6(a), Company shall pay Consultant a pro rata portion of the monthly Consulting Fee through the final date of service. Company shall have no further liability of any nature whatsoever for any losses or damages sustained or suffered, either directly or indirectly, by Consultant including, without limitation, loss of profit, as a result of termination of this Agreement. Any and all other rights granted to the Consultant under this Agreement shall terminate as of the date of termination and Consultant shall promptly return or destroy all Company materials, including Confidential Information (as defined below) in its possession or control.

SECTION 7. CONFIDENTIAL INFORMATION:

(a)
For purposes of this Agreement, “Confidential Information” shall mean confidential or proprietary trade secrets, client lists, client identities and information, information regarding service providers, investment methodologies, marketing data or plans, sales plans, management organization information, operating policies or manuals, business plans or operations or techniques, computer code, financial records or data, or other financial, commercial, business or technical information (i) relating to the Company or any of its subsidiaries or affiliates, or (ii) that the Company or any of its subsidiaries or affiliates may receive belonging to suppliers, customers or other third parties who do business with the Company, but shall exclude any information that is in the public domain or hereafter enters the public domain, in each case without the breach by Consultant of this Agreement.
(b)
Consultant shall hold the Confidential Information in the strictest confidence and shall not, without Company’s prior written consent, use or disclose such Confidential Information other than in connection with the Consulting Services to the Company. The Consultant further acknowledges that such Confidential Information as is acquired and used by the Company is a special, valuable, and unique asset. The Consultant shall exercise all due and diligence precautions to protect the integrity of the Company’s Confidential Information and to keep it confidential whether it is in written form, on electronic media or oral. The Consultant shall not copy any Confidential Information except to the extent necessary to perform the Consulting Services nor remove any Confidential Information or copies thereof from the Company’s premises except to the extent necessary to provide the Consulting Services and then only with the authorization of an officer of the Company. All records, files, materials, and other Confidential Information obtained by the Consultant in the course of the Consulting Services are confidential and proprietary and shall remain the exclusive property of the Company and its subsidiaries and affiliates. Upon termination or expiration of this Agreement for any reason, or upon the Company’s request at any time, Consultant shall promptly return to Company or, at Company’s direction, permanently destroy all Confidential Information (including all copies, extracts, summaries, and reproductions thereof) in Consultant’s possession or control, whether in written, electronic, or other form, and certify such return or destruction in writing upon request. Notwithstanding the foregoing, Consultant may retain copies of Confidential Information solely to the extent required by applicable law or for bona fide professional record‑keeping purposes, provided that any such retained information shall remain subject to the confidentiality obligations of this Agreement.
(c)
If Consultant is required by a valid legal order to disclose any Confidential Information, Consultant shall promptly notify Company, before such disclosure, so that Company may seek a protective order or other remedy, and Consultant shall reasonably assist Company therewith. If Consultant remains legally compelled to make such disclosure, it shall: (a) only disclose that portion of the Confidential Information that, in the written opinion of its legal counsel, Consultant is required to disclose; and (b) use reasonable efforts to ensure that such Confidential Information is afforded confidential treatment.
(d)
Notwithstanding the foregoing and the confidentiality obligations herein, nothing in this Agreement restricts or prohibits Consultant from initiating communications directly with, responding to any inquiries from, providing testimony before, providing Confidential Information to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including the U.S. Securities and Exchange Commission, or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation; provided that, Confidential Information may only be disclosed to the extent required in connection with the foregoing and Consultant will use reasonable efforts to ensure that such Confidential Information is afforded confidential treatment. Consultant does not need the prior authorization of Company to engage in conduct protected by the preceding sentence, and Consultant does not need to notify Company that Consultant has engaged in such conduct.
(e)
Consultant acknowledges that unauthorized use or disclosure of Confidential Information may cause irreparable harm to the Company for which monetary damages may be an insufficient remedy, and that the Company shall be entitled to seek injunctive or equitable relief, in addition to any other remedies available at law or in equity, to prevent or curtail any such breach.
(f)
Nothing in this Agreement shall be construed to prohibit Consultant from using general skills, experience, or knowledge retained in Consultant’s unaided memory, provided that Consultant does not intentionally memorize Confidential Information for the purpose of using or disclosing it in violation of this Agreement.

SECTION 8. INTELLECTUAL PROPERTY: Consultant acknowledges that the Company’s trademarks, trade names and emblems are the property of the Company and that it is expressly understood that no licensed use of an intellectual property is granted herein to Consultant. It is further understood that any use by Consultant of any such intellectual property shall be in the name of the Company and only with the Company’s prior written permission. Upon termination of this Agreement, Consultant shall immediately and permanently discontinue and cease and desist from engaging in any activity, which would tend to indicate that Consultant is affiliated with anyone who is authorized to utilize the intellectual property. Consultant agrees to transfer and assign and hereby does transfer and assign to the Company (or its affiliates, if so directed by the Company) or its successors the entire right, title and interest for the entire world in and to all data, software, designs, models, processes, patents, mask-work rights, copyrights, drawings, notebooks, documents, photographs, inventions and discoveries made or conceived or reduced to practice by Consultant, solely or jointly with others, in the course of performing Consulting Services on behalf of the Company or its affiliates, or with the use of materials or facilities of the Company or its affiliates during the period of this Agreement or any extension or renewal thereof. The Consultant shall execute all documents requested by the Company in connection with the foregoing. This Section 8 shall survive the termination of this Agreement.

SECTION 9. RESTRICTED ACTIVITIES: Consultant covenants and agrees that during the Term, Consultant shall not, directly or indirectly, individually or jointly, engage in any Restricted Activities. For purposes of this Agreement: “Restricted Activities” shall mean: (i) encouraging, soliciting, or inducing, or in any manner attempting to encourage, solicit, or induce, any individual employed by the Company or any subsidiary or affiliate thereof to terminate such individual’s employment with the Company or such subsidiary or affiliate; or (ii) encouraging, soliciting or inducing, or in any manner attempting to encourage, solicit or induce any customer, supplier, licensee or other business relation of the Company or any subsidiary or affiliate thereof to cease doing business with or reduce the amount of business conducted with the Company or such subsidiary or affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or such subsidiary or affiliate.

SECTION 10. REPRESENTATIONS AND WARRANTIES: Consultant hereby represents and warrants that: (a) it has all authority, licenses, permits, and consents necessary to enter into and perform its obligations under this Agreement, and will fully comply with all applicable laws and regulations in performing the Consulting Services; (b) the Consulting Services will be performed in a timely and professional manner, consistent with the highest industry standards; (c) it will not directly or indirectly disclose to Company, or induce Company to use, any secret or confidential information, ideas, or material belonging to a third party or otherwise infringe or violate any third party rights in the performance of the Consulting Services; and (d) it is under no contractual or other restrictions or obligations which are inconsistent with the execution of this Agreement or which will interfere with its performance of the Consulting Services.

SECTION 11. SEVERABILITY: If any court of competent jurisdiction shall at any time deem the duration or the geographic scope of any of the provisions of this Agreement unenforceable, the other provisions of this Agreement shall nevertheless stand and the duration and/or geographic scope set forth herein shall be deemed to be the longest period and/or greatest size permissible by law under the circumstances, and the parties hereto agree that such court shall reduce the time period and/or geographic scope to permissible duration or size.

SECTION 12. SUCCESSORS AND ASSIGNS: This Agreement shall inure to the benefit of and be binding upon the Company, their successors, and assigns, including any successor by operation of law or otherwise; and as used herein, the term “Company” shall include such successors or assigns. The Consulting Services to be provided by Consultant under this Agreement are personal to Consultant and shall not be delegable, transferable, or assignable (by operation of law or otherwise) by Consultant without the prior written consent of the Company. Any attempted assignment by Consultant in contravention of this Section 12 shall be void ab initio.

SECTION 13. ENTIRE AGREEMENT: This Agreement contains the entire Agreement of the parties relating to the subject matter hereof and supersedes all prior oral or written agreements relating to the subject matter hereof. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

SECTION 14. NOTICE: Any notice or request required or permitted under this Agreement shall be in writing and given or made by postage paid, registered or certified mail, return receipt requested, addressed to the parties at the addresses listed above or at such other address as a party shall have provided in accordance with the terms hereof.

SECTION 15. APPLICABLE LAW: THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF) APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

SECTION 16. JURISDICTION AND VENUE FOR ENFORCEMENT: In the event that it should be necessary for any party to this Agreement to become a party in any proceeding involving the interpretation or enforcement of any part of this Agreement or the relationship of the parties hereunder, any such claim, dispute, suit, action, controversy or proceeding arising out of or relating to the Agreement shall be submitted to and resolved by binding arbitration that will take place exclusively through JAMS in Orange County, California, before and in accordance with the arbitration rules of JAMS in existence at that time. The parties hereby each expressly waive all rights to any court proceeding, including expressly waiving the right to a trial by jury. The prevailing party in such proceeding shall be entitled to recover all costs and reasonable attorneys’ fees incurred in connection with such proceeding, including enforcement of judgment and/or appeal, and including pre-arbitration legal fees for any Notice of Default or other legal communications in the pre-filing attempts to have a default cured. This Agreement may be introduced in any action or proceeding to enforce this Agreement or the rights or obligations of any party under this Agreement but must be submitted in a manner to maintain the strict confidentiality requirements contained herein or submitted under seal to a public court, if necessary.

SECTION 17. WARRANTY OF INDEPENDENT ADVICE: Each party to this Agreement warrants and represents that it has received independent legal advice from such party’s attorney with respect to the rights and obligations arising from, and the advisability of executing, this Agreement. In particular, each party acknowledges that they had the chance to consult with independent counsel and, indeed, did consult with such independent counsel in connection with this Agreement.

SECTION 18. SURVIVAL: Any terms of this Agreement that expressly extend, or by their nature should extend, beyond termination or expiration of this Agreement, shall survive and continue in full force and effect after any termination or expiration of this Agreement, including, without limitation, Sections 7-16 and 18.

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[SIGNATURE PAGE TO THE CONSULTING AGREEMENT BETWEEN THE PARTIES.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

XPONENTIAL FITNESS, LLC
Date: March 20, 2026	By:	/s/ Michael Nuzzo
	Name:	Michael Nuzzo
	Title:	Chief Executive Officer

Date: March 19, 2026	By:	/s/ Robert K. Julian
	Name:	Robert K. Julian

	By:	/s/ Fabienne Lopez
	Name:	Fabienne Lopez
	Title:	Chief People Officer

Schedule A

Consulting Services

Consultant will perform all duties typically required of a public company Chief Financial Officer including, but not limited to, management and oversight of the Company’s Accounting, Finance, Investor Relations, Internal Audit, Tax, Treasury, SEC Reporting and other functions as may be reasonably required. He shall also manage vendors and consultants associated with the foregoing functions, along with coordination with the Company’s independent auditor.

He will report directly to Chief Executive Officer Mike Nuzzo in connection with the performance of the duties under this Agreement and shall fulfill any other duties reasonably requested by the Company and agreed to by the Consultant.

Schedule B

Consulting Fees

Consultant shall be paid a monthly cash fee of $50,000 (with compensation for March 2026 to be prorated to $25,000 and for service for any subsequent partial month to be prorated accordingly) (“Monthly Cash Compensation”) and a monthly cash allowance of $6,000 to cover living expenses. Neither shall be subject to any withholding as provided in Section 5 hereof.

Consultant shall also be paid an end of assignment bonus equal to the cumulative amount of the Monthly Cash Compensation paid to Consultant during the Term.